EXHIBIT 1



                           Page 14 of 15 Pages



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                                                                  Exhibit 1
                                                                  ---------


                                 AGREEMENT
                                 ---------


          The undersigned hereby agree that this statement on Schedule 13D with respect to beneficial ownership of shares of Class A Common Stock and Preferred Series A Convertible Redeemable Preferred Stock of Koll Real Estate Group, Inc. is filed jointly, on behalf of each of them.


Dated:    July 21, 1995

                              BRIDGE PARTNERS, L.P.

                              By:  CARSON STREET PARTNERS, INC.,
                                   General Partner


                                   By:/s/ John W. Gildea
                                      -------------------------------------
                                        Name:     John W. Gildea
                                        Title:    Chief Executive Officer
                                                  and President


                              CARSON STREET PARTNERS, INC.


                              By:/s/ John W. Gildea
                                 ------------------------------------------
                                   Name:     John W. Gildea
                                   Title:    Chief Executive Officer and
                                             President



                              By: /s/ John W. Gildea
                                 ------------------------------------------
                                   Name:     John W. Gildea



                           Page 15 of 15 Pages